UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2021

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

698 Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
7.125% Notes due 2024	SCCB	NYSE American LLC
6.875% Notes due 2024	SACC	NYSE American LLC
7.75% Notes due 2025	SCCC	NYSE American LLC
7.75% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	SACHPRA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 23, 2021, Sachem Capital Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale by the Company of 1,700,000 shares of its 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a public offering price of $25.00 per share, equal to the liquidation preference (the “Offering”). The Underwriters agreed to purchase the Series A Preferred Stock from the Company at a price of $24.00 per share on a firm commitment basis, resulting in approximately $40.8 million of total net proceeds (after deducting underwriting discounts and commissions of the Offering but before other expenses of the Offering) to the Company. In addition, the Company granted the Underwriters an option for 30 days to purchase up to an additional 255,000 shares of the Series A Preferred Stock, to cover overallotments (the “Overallotment Option”). The Overallotment Option will expire July 23, 2021. The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and customary termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

On June 29, 2021, the Offering was consummated pursuant to the terms of the Underwriting Agreement.

The Series A Preferred Stock has been approved for listing on the NYSE American and will trade under the symbol “SACHPRA”. Trading is expected to commence on or about July 6, 2021.

The Offering was made pursuant to a prospectus supplement, dated June 23, 2021 (the “Prospectus Supplement”), to the Company’s shelf registration statement on Form S-3 (Registration No. 333-256940) (the “Registration Statement”) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 17, 2021, and the base prospectus included in the Registration Statement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in the entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference and into the Prospectus Supplement and the related base prospectus, which forms a part of the Registration Statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 25, 2021, the Company filed a Certificate of Amendment with the Department of State of the State of New York to designate 1,955,000 shares (1,700,000 sold in the Offering and another 255,000 shares to cover the Overallotment Option) of the Company’s authorized preferred shares, par value $0.001 per share, as shares of Series A Preferred Stock with the powers, designations, preferences and other rights as set forth therein (the “Certificate of Amendment”).

The Certificate of Amendment provides that the Company will pay monthly cumulative dividends on the Series A Preferred Stock, in arrears, on the 30th day of each of September, December, March and June (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend) from, and including, the date of original issuance of the Series A Preferred Stock at 7.75% of the $25.00 per Share liquidation preference per annum (equivalent to $1.9375 per annum per share). The Certificate of Amendment further provides that dividends will be payable to holders of record as they appear in the stock records of the Company for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the 15th day of each of month, whether or not a business day, in which the applicable dividend payment date falls.

The Series A Preferred Stock will not be redeemable before June 29, 2026, except upon the occurrence of a Change of Control (as defined in the Certificate of Amendment). On or after June 29, 2026, the Company may, at its option, redeem any or all of the shares of the Series A Preferred Stock at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. Also, upon the occurrence of a Change of Control, the Company may, at its option, redeem any or all of the shares of Series A Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common shares in connection with a Change of Control by the holders of Series A Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (subject to the Company’s election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Certificate of Amendment) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of the Company’s common shares per share of Series A Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Certificate of Amendment, including provisions for the receipt, under specified circumstances, of alternative consideration as described in the Certificate of Amendment.

Except under limited circumstances, holders of the Series A Preferred Stock generally do not have any voting rights.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1(c) and is incorporated herein by reference and into the Prospectus Supplement and the related base prospectus, which forms a part of the Registration Statement.

Item 8.01.	Other Events.

On June 23, and 29, 2021, the Company issued press releases announcing the launch and pricing, and closing, respectively, of the Offering. Copies of the respective press releases are attached to this Current Report on Form 8-K as Exhibit 99.1, 99.2 and 99.3, respectively. A copy of the final pricing term sheet for the Offering is also attached to this Current Report on Form 8-K as Exhibit 99.4

Item 9.01.	Financial Statements and Exhibits.

On June 29, 2021, Kurzman Eisenberg Corbin & Lever, LLP delivered to the Company an opinion with respect to the validity of the Shares (the “Legal Opinion”), which is attached as Exhibit 5.1 to this Current Report on Form 8-K. The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Prospectus Supplement and the related base prospectus, which forms a part of the Registration Statement.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 23, 2021, by and between the Company and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein.

3.1(c)	Certificate of Amendment to Certificate of Incorporation filed on June 25, 2021.(1)

4.1	Specimen 7.75% Series A Cumulative Redeemable Preferred Stock Certificate.(1)

5.1	Opinion of Kurzman Eisenberg Corbin & Lever, LLP.

23.1	Consent of Kurzman Eisenberg Corbin & Lever, LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

99.1	Press Release with respect to the launch of the Offering, dated June 23, 2021.

99.2	Press Release with respect to the pricing of the Offering, dated June 23, 2021.

99.3	Press Release with respect to the closing of the Offering, dated June 29, 2021.

99.4	Final Pricing Term Sheet for the Offering.(2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Incorporated by reference to the same numbered exhibit in the registrant’s Form 8-A, filed with the SEC on June 24, 2021.
(2)	Incorporated by reference to the Free Writing Prospectus, filed with the SEC on June 23, 2021.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: June 29, 2021	By:	/s/John L. Villano
John L. Villano, CPA
Chief Executive Officer and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 23, 2021, by and between the Company and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein.

3.1(c)	Certificate of Amendment to Certificate of Incorporation filed on June 25, 2021.(1)

4.1	Specimen 7.75% Series A Cumulative Redeemable Preferred Stock Certificate.(1)

5.1	Opinion of Kurzman Eisenberg Corbin & Lever, LLP.

23.1	Consent of Kurzman Eisenberg Corbin & Lever, LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

99.1	Press Release with respect to the launch of the Offering, dated June 23, 2021.

99.2	Press Release with respect to the pricing of the Offering, dated June 23, 2021.

99.3	Press Release with respect to the closing of the Offering, dated June 29, 2021.

99.4	Final Pricing Term Sheet for the Offering.(2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Incorporated by reference to the same numbered exhibit in the registrant’s Form 8-A, filed with the SEC on June 24, 2021.
(2)	Incorporated by reference to the Free Writing Prospectus, filed with the SEC on June 23, 2021.